EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 033-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 033-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878, 333-137879, 333-146107, 333-151804, 333-155978 and 333-162876) on Form S-8 of Electro Scientific Industries, Inc. and subsidiaries of our reports dated June 12, 2012, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of March 31, 2012 and April 2, 2011, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2012, and the effectiveness of internal control over financial reporting as of March 31, 2012, which reports appear in the March 31, 2012 annual report on Form 10-K of Electro Scientific Industries, Inc. and subsidiaries.

/s/ KPMG LLP

Portland, Oregon

June 12, 2012